UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2014

SPEEDWAY MOTORSPORTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-13582	51-0363307
(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, NC	28027
(Address of Principal Executive Offices)	(Zip Code)

(704) 455-3239
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Speedway Motorsports, Inc. (the “Company”) held on April 15, 2014, William R. Brooks, Mark M. Gambill and James P. Holden were reelected to the Board of Directors by the Company’s stockholders. The other members of the Board of Directors are O. Bruton Smith, Marcus G. Smith, Robert L. Rewey, and Tom E. Smith. In addition to reelection of three directors, the stockholders gave advisory approval of the Company’s executive compensation, and ratified the selection of PricewaterhouseCoopers LLP as the principal independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

	For	Against	Withheld	Abstentions	Broker Non-Votes
Reelection of William R. Brooks	37,286,132	---	1,502,858	---	1,031,851
Reelection of Mark M. Gambill	38,335,904	---	453,086	---	1,031,851
Reelection of James P. Holden	38,513,398	---	275,592	---	1,031,851
Advisory Approval of Speedway Motorsports, Inc’s. Executive Compensation	37,233,365	1,266,410	---	289,215	1,031,851
Ratification of PricewaterhouseCoopers LLP as principal accounting firm of the Company for the year ending December 31, 2014	39,582,244	12,514	---	226,083	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

Date: April 18, 2014
	By:	/s/ J. Cary Tharrington IV
J. Cary Tharrington IV
Vice President and General Counsel